QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2002

FLEETWOOD ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07699	95-1948322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3125 Myers Street, Riverside, California (Address of Principal Executive Offices)		92503-5527 (Zip Code)

Registrant's telephone number, including area code: (909) 351-3500

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

        On July 12, 2002, Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), executed an agreement with its loan syndicate to amend its Credit Agreement, dated as of July 27, 2001 (the "Credit Agreement"). The modifications are reflected in a Fourth Amendment to Credit Agreement and Consent of Guarantors, dated as of July 12, 2002, attached hereto as Exhibit 10.1.

        One principal purpose of the amendment was to delete the existing Free Cash Flow and Fixed Charge Coverage Ratio covenants, and replace them with covenants reflecting the Company's current financial position and current market conditions. Accordingly, the Company covenanted to maintain liquidity, which includes the daily average of cash equivalents and borrowing availability under the credit facility, of at least $80,000,000, and also agreed to maintain certain cumulative levels of EBITDA. In addition, another covenant was amended to permit the Company to advance additional funds to its captive finance subsidiary.

        In return, the pricing on the facility was restored to the higher level that had been in place prior to February of this year, and the Company paid a fee of one-half of one percent of the commitment amount to the syndicate. In addition, if a fixed charge coverage ratio test is not met at the end of the Company's third quarter in January, 2003, the Company will pay an additional fee of one percent of the commitment amount. This test, however, is not a covenant and is applied only for the purpose of determining whether an additional fee is due.

        The amount of the commitment is unchanged, at $190 million, although the $19.5 million property, plant and equipment subfacility that was part of the borrowing base for the revolver has been eliminated and the remaining $6 million balance on the $30 million term loan was paid off and the obligation retired. The amendments were effective as of the end of the Company's fiscal year on April 28, 2002.

        The Credit Agreement was filed as an exhibit to the Company's Annual Report on Form 10-K filed July 30, 2001. The First and Second Amendments to the Credit Agreement were filed as exhibits to a Current Report on Form 8-K filed December 5, 2001. The Third Amendment (previously disclosed but not heretofore filed) and the Fourth Amendment to the Credit Agreement are filed herewith.

ITEM 7. EXHIBITS

        Pursuant to General Instruction F of Form 8-K, the following documents are incorporated by reference herein and attached as exhibits hereto:

EXHIBIT	DESCRIPTION
10.1	Fourth Amendment to Credit Agreement and Consent of Guarantors, dated as of July 12, 2002, among the Company, Fleetwood Holdings, Inc. and its subsidiaries, Fleetwood Retail Corp. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.
10.2
Form of Third Amendment to Credit Agreement and Consent of Guarantors, dated as of December 7, 2001, among the Company, Fleetwood Holdings, Inc. and its subsidiaries, Fleetwood Retail Corp. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.
DATE: JULY 17, 2002	By:	/s/ BOYD R. PLOWMAN Boyd R. Plowman Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Fourth Amendment to Credit Agreement and Consent of Guarantors, dated as of July 12, 2002, among the Company, Fleetwood Holdings, Inc. and its subsidiaries, Fleetwood Retail Corp. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.
10.2
Form of Third Amendment to Credit Agreement and Consent of Guarantors, dated as of December 7, 2001, among the Company, Fleetwood Holdings, Inc. and its subsidiaries, Fleetwood Retail Corp. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.

QuickLinks

FLEETWOOD ENTERPRISES, INC. (Exact Name of Registrant as Specified in its Charter)
  ITEM 5. OTHER EVENTS
  ITEM 7. EXHIBITS
SIGNATURE
EXHIBIT INDEX